UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2018

Petrolia Energy Corporation

(Exact name of registrant as specified in its charter)

Texas	000-52690	86-1061005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

710 N. Post Oak Rd., Ste. 512, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 832-941-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective on June 29, 2018, Petrolia Energy Corporation (the “Company”, “we” and “us”), acquired a 25% working interest in approximately 41,526 acres located in the Luseland, Hearts Hill, and Cuthbert fields, located in Southwest Saskatchewan and Eastern Alberta, Canada (collectively, the “Canadian Properties” and the “Working Interest”). The Canadian Properties currently encompass 64 sections, with 240 oil and 12 natural gas wells currently producing on the properties. Additionally, there are several idle wells with potential for reactivation and 34 sections of undeveloped land (approximately 21,760 acres).

The Canadian Properties were acquired from Blue Sky Resources Ltd. (“Blue Sky”), whose President is Ilyas Chaudhary, the father of Zel C. Khan, the Company’s Chief Executive Officer. Blue Sky is the largest shareholder of the Company.

Blue Sky had previously acquired an 80% working interest in the Canadian Properties from Georox Resources Inc., who had acquired the Canadian Properties from Cona Resources Ltd. and Cona Resources Partnership prior to the acquisition by the Company. The effective date of the acquisition was June 1, 2018.

The acquisition of the Canadian Properties was evidenced and documented by a Memorandum of Understanding between the Company and Blue Sky dated June 29, 2018 and a Conveyance between the parties dated as of the same date, pursuant to which the Company agreed to acquire the Working Interest in consideration for $1,428,581 in Canadian dollars (“CAD”) (approximately $1,089,150 in U.S. dollars) of which CAD $1,022,400 (approximately $779,478 in U.S. dollars) was paid in cash (the “Cash Payment”) and CAD $406,181 (approximately $309,672 in U.S. dollars) was evidenced by a promissory note (the “Acquisition Note”).

The Cash Payment was made with funds borrowed by the Company pursuant to the terms of that certain $1,530,000 May 9, 2018, Amended and Restated Loan Agreement entered into with our wholly-owned subsidiary, Bow Energy Ltd (“Bow”) and a third party (the “Loan Agreement” and the “Lender”). The amount owed under the Loan Agreement accrues interest at the rate of 12% per annum (19% upon the occurrence of an event of default) and is due and payable on May 11, 2021.

The Working Interest is held in the name of the Company’s newly formed wholly-owned Alberta, Canada, subsidiary, Petrolia Canada Corporation.

The Acquisition Note, which was dated June 8, 2018, bears interest at the rate of 9% per annum, beginning on August 1, 2018 and is due and payable on November 30, 2018, provided that we have the right to extend the maturity date for a period six months with 10 days’ notice to Blue Sky, in the event we pay 25% of the principal amount of the Acquisition Note at the time of extension.

The foregoing description of the Memorandum of Understanding, Conveyance and Acquisition Note, do not purport to be complete and are qualified in their entirety by reference to the Memorandum of Understanding, Conveyance and Acquisition Note, copies of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Acquisition Note above in Item 1.01 is incorporated by reference into this Item 2.03 in its entirety.

Item 8.01 Other Events

On July 6, 2018, the Company issued a press release discussing the matters disclosed in Item 1.01 above, which press release is included herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1*	Memorandum of Understanding between Blue Sky Resources Ltd. and Petrolia Energy Corporation dated June 29, 2018
10.2*	Conveyance between Blue Sky Resources Ltd. and Petrolia Energy Corporation dated June 29, 2018
10.3*	CAD $406,181 Promissory Note by Petrolia Energy Corporation in favor of Blue Sky Resources Ltd. dated June 8, 2018
99.1**	Press release dated July 6, 2018

* Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petrolia Energy Corporation

/s/ Tariq Chaudhary
Tariq Chaudhary CFO

Date: July 6, 2018

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Memorandum of Understanding between Blue Sky Resources Ltd. and Petrolia Energy Corporation dated June 29, 2018
10.2*	Conveyance between Blue Sky Resources Ltd. and Petrolia Energy Corporation dated June 29, 2018
10.3*	CAD $406,181 Promissory Note by Petrolia Energy Corporation in favor of Blue Sky Resources Ltd. dated June 8, 2018
99.1**	Press release dated July 6, 2018

* Filed herewith.

** Furnished herewith.